                                                                     Exhibit 4.1

================================================================================

                        STANLEY-MARTIN COMMUNITIES, LLC,
                                   as Issuer,

                         STANLEY-MARTIN FINANCING CORP.,
                                  as Co-Issuer,

                          the GUARANTORS named herein,
                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   ----------

                                    INDENTURE

                                   ----------

                           Dated as of August 10, 2005

                                   ----------

                    9-3/4% Senior Subordinated Notes due 2015

================================================================================

                              CROSS-REFERENCE TABLE

TIA Section                                                   Indenture Section
-----------                                                   ------------------
310(a)(1)..................................................   7.10
   (a)(2)..................................................   7.10
   (a)(3)..................................................   N.A.
   (a)(4)..................................................   N.A.
   (a)(5)..................................................   7.08; 7.10
   (b).....................................................   7.08; 7.10; 12.02
   (c).....................................................   N.A.
311(a) ....................................................   7.11
   (b).....................................................   7.11
   (c).....................................................   N.A.
312(a) ....................................................   2.05
   (b).....................................................   12.03
   (c).....................................................   12.03
313(a) ....................................................   7.06
   (b)(1)..................................................   7.06
   (b)(2)..................................................   7.06
   (c).....................................................   7.06; 12.02
   (d).....................................................   7.06
314(a) ....................................................   4.06; 4.05; 12.02
   (b).....................................................   N.A.
   (c)(1)..................................................   7.02; 12.04; 12.05
   (c)(2)..................................................   7.02; 12.04; 12.05
   (c)(3)..................................................   N.A.
   (d).....................................................   N.A.
   (e).....................................................   12.05
   (f).....................................................   N.A.
315(a) ....................................................   7.01(b)
   (b).....................................................   7.05
   (c).....................................................   7.01
   (d).....................................................   6.05; 7.01(c)
   (e).....................................................   6.11
316(a)(last sentence)......................................   2.09
   (a)(1)(A)...............................................   6.05
   (a)(1)(B)...............................................   6.04
   (a)(2)..................................................   9.02
   (b).....................................................   6.07
   (c).....................................................   9.04
317(a)(1)..................................................   6.08
   (a)(2)..................................................   6.09
   (b).....................................................   2.04
318(a) ....................................................   12.01
   (c).....................................................   12.01

----------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  Definitions...............................................      1
SECTION 1.02.  Other Definitions.........................................     33
SECTION 1.03.  Incorporation by Reference of TIA.........................     35
SECTION 1.04.  Rules of Construction.....................................     35

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01.  Form and Dating...........................................     36
SECTION 2.02.  Execution and Authentication..............................     36
SECTION 2.03.  Registrar and Paying Agent................................     37
SECTION 2.04.  Paying Agent To Hold Assets in Trust......................     38
SECTION 2.05.  Holder Lists..............................................     38
SECTION 2.06.  Transfer and Exchange.....................................     38
SECTION 2.07.  Replacement Notes.........................................     39
SECTION 2.08.  Outstanding Notes.........................................     39
SECTION 2.09.  Treasury Notes............................................     39
SECTION 2.10.  Temporary Notes...........................................     40
SECTION 2.11.  Cancellation..............................................     40
SECTION 2.12.  Defaulted Interest........................................     40
SECTION 2.13.  CUSIP Number..............................................     40
SECTION 2.14.  Deposit of Moneys.........................................     41
SECTION 2.15.  Book-Entry Provisions for Global Notes....................     41
SECTION 2.16.  Special Transfer Provisions...............................     42

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.  Notices to Trustee........................................     45
SECTION 3.02.  Selection of Notes To Be Redeemed.........................     45
SECTION 3.03.  Notice of Redemption......................................     46
SECTION 3.04.  Effect of Notice of Redemption............................     47
SECTION 3.05.  Deposit of Redemption Price...............................     47
SECTION 3.06.  Notes Redeemed in Part....................................     47

                                                                            Page
                                                                            ----
                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.  Payment of Notes..........................................     47
SECTION 4.02.  Maintenance of Office or Agency...........................     48
SECTION 4.03.  Corporate Existence.......................................     48
SECTION 4.04.  Payment of Taxes and Other Claims.........................     49
SECTION 4.05.  Reports...................................................     49
SECTION 4.06.  Compliance Certificate; Notice of Default.................     51
SECTION 4.07.  Waiver of Stay, Extension or Usury Laws...................     51
SECTION 4.08.  Conduct of Business.......................................     51
SECTION 4.09.  Change of Control.........................................     51
SECTION 4.10.  Limitations on Additional Indebtedness....................     53
SECTION 4.11.  Limitations on Layering Indebtedness......................     56
SECTION 4.12.  Limitations on Restricted Payments........................     56
SECTION 4.13.  Maintenance of Consolidated Tangible Net Worth............     60
SECTION 4.14.  Limitations on Dividend and Other Restrictions Affecting
                  Restricted Subsidiaries................................     62
SECTION 4.15.  Limitations on Transactions with Affiliates...............     63
SECTION 4.16.  Limitations on Liens......................................     65
SECTION 4.17.  Limitations on Asset Sales................................     66
SECTION 4.18.  Limitations on Designation of Unrestricted Subsidiaries...     69
SECTION 4.19.  Additional Note Guarantees................................     71
SECTION 4.20.  Limitation on Activities of the Co-Issuer.................     71

                                  ARTICLE FIVE

                            MERGER AND CONSOLIDATION

SECTION 5.01.  Limitations on Mergers, Consolidations, Etc...............     72

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default.........................................     74
SECTION 6.02.  Acceleration..............................................     76
SECTION 6.03.  Other Remedies............................................     77
SECTION 6.04.  Waiver of Past Defaults...................................     77
SECTION 6.05.  Control by Majority.......................................     77
SECTION 6.06.  Limitation on Suits.......................................     78
SECTION 6.07.  Rights of Holders To Receive Payment......................     78

                                                                            Page
                                                                            ----
SECTION 6.08.  Collection Suit by Trustee................................     78
SECTION 6.09.  Trustee May File Proofs of Claim..........................     79
SECTION 6.10.  Priorities................................................     79
SECTION 6.11.  Undertaking for Costs.....................................     79

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.  Duties of Trustee.........................................     80
SECTION 7.02.  Rights of Trustee.........................................     81
SECTION 7.03.  Individual Rights of Trustee..............................     82
SECTION 7.04.  Trustee's Disclaimer......................................     82
SECTION 7.05.  Notice of Default.........................................     83
SECTION 7.06.  Reports by Trustee to Holders.............................     83
SECTION 7.07.  Compensation and Indemnity................................     83
SECTION 7.08.  Replacement of Trustee....................................     84
SECTION 7.09.  Successor Trustee by Merger, Etc..........................     85
SECTION 7.10.  Eligibility; Disqualification.............................     85
SECTION 7.11.  Preferential Collection of Claims Against the Issuers.....     86

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.  Discharge of Indenture....................................     86
SECTION 8.02.  Legal Defeasance..........................................     87
SECTION 8.03.  Covenant Defeasance.......................................     87
SECTION 8.04.  Conditions to Defeasance or Covenant Defeasance...........     88
SECTION 8.05.  Deposited Money and U.S. Government Obligations
                   To Be Held in Trust; Other Miscellaneous Provisions...     89
SECTION 8.06.  Reinstatement.............................................     90
SECTION 8.07.  Moneys Held by Paying Agent...............................     90
SECTION 8.08.  Moneys Held by Trustee....................................     90

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.  Without Consent of Holders................................     91
SECTION 9.02.  With Consent of Holders...................................     92
SECTION 9.03.  Compliance with TIA.......................................     93
SECTION 9.04.  Revocation and Effect of Consents.........................     93
SECTION 9.05.  Notation on or Exchange of Notes..........................     94

                                                                            Page
                                                                            ----
SECTION 9.06.  Trustee To Sign Amendments, Etc...........................     94

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt.........................     95
SECTION 10.02. Suspension of Payment When Senior Debt Is in Default......     95
SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt
                  on Dissolution, Liquidation or Reorganization of the
                  Issuer or Co-Issuer....................................     97
SECTION 10.04. Payments May Be Made Prior to Dissolution.................     98
SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior
                  Debt...................................................     99
SECTION 10.06. Obligations of the Issuers Unconditional..................     99
SECTION 10.07. Notice to Trustee.........................................     99
SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating
                  Agent..................................................    100
SECTION 10.09. Trustee's Relation to Senior Debt.........................    100
SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of
                  the Issuers or Holders of Senior Debt..................    100
SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination
                  of Notes...............................................    101
SECTION 10.12. This Article Ten Not To Prevent Events of Default.........    101
SECTION 10.13. Trustee's Compensation Not Prejudiced.....................    102

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01. Unconditional Guarantee...................................    102
SECTION 11.02. Subordination of Note Guarantee...........................    103
SECTION 11.03. Limitation on Guarantor Liability.........................    103
SECTION 11.04. Execution and Delivery of Note Guarantee..................    104
SECTION 11.05. Release of a Guarantor....................................    104
SECTION 11.06. Waiver of Subrogation.....................................    105
SECTION 11.07. Immediate Payment.........................................    105

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls..............................................    106
SECTION 12.02. Notices...................................................    106
SECTION 12.03. Communications by Holders with Other Holders..............    107
SECTION 12.04. Certificate and Opinion as to Conditions Precedent........    107

                                                                            Page
                                                                            ----
SECTION 12.05. Statements Required in Certificate or Opinion.............    108
SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.................    108
SECTION 12.07. Legal Holidays............................................    108
SECTION 12.08. Governing Law; Waiver of Jury Trial.......................    108
SECTION 12.09. No Adverse Interpretation of Other Agreements.............    108
SECTION 12.10. No Recourse Against Others................................    109
SECTION 12.11. Successors................................................    109
SECTION 12.12. Duplicate Originals.......................................    109
SECTION 12.13. Severability..............................................    109
SECTION 12.14. Force Majeure.............................................    109

Signatures...............................................................    S-1

Exhibit A - Form of Note
Exhibit B - Form of Legends
Exhibit C - Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Exhibit D - Form of Certificate To Be Delivered in Connection with Transfers
            Pursuant to Regulation S
Exhibit E - Form of Notation of Note Guarantee
Exhibit F - Form of Incumbency Certificate

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE dated as of August 10, 2005 among STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), as issuer, STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER"), as co-issuer, and each of the Guarantors named herein, as Guarantors, and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "TRUSTEE").

          The Issuer and the Co-Issuer have duly authorized the creation of an issue of 9-3/4% Senior Subordinated Notes due 2015 and, to provide therefor, the Issuer and the Co-Issuer have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer and the Co-Issuer and authenticated and delivered hereunder, the valid and binding obligations of the Issuer and the Co-Issuer and to make this Indenture a valid and binding agreement of the Issuer and the Co-Issuer have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

          Set forth below are certain defined terms used in this Indenture.

          "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, whether or not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, whether or not incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

          "ADDITIONAL INTEREST" means additional interest owing under any Registration Rights Agreement.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms

"CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall have correlative meanings. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Issuer or any Restricted Subsidiary, any Restricted Subsidiary. "AFFILIATED" shall have a correlative meaning.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "AMEND" means to amend, supplement, restate or amend and restate or otherwise modify, including successively; and "AMENDMENT" shall have a correlative meaning.

          "ASSET" means any asset or property.

          "ASSET ACQUISITION" means:

          (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

          (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1) transfers of cash or Cash Equivalents;

          (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

          (3) Permitted Investments and Restricted Payments permitted under
     Section 4.12;

          (4) the creation of or realization on any Permitted Lien;

          (5) transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly) leases and sales and leasebacks of (A) homes, improved land and unimproved land, (B) real estate (including related amenities and improvements and (C) dispositions of mortgage loans and related assets in the ordinary course of a mortgage lending business);

          (6) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Guarantor or by a non-Guarantor Restricted Subsidiary to a Restricted Subsidiary;

          (7) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (8) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (9) sales of assets received by the Issuer upon the foreclosure on a Lien against a third party;

          (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

          (11) dispositions of mortgage loans and related assets in the ordinary course of the Issuer's and/or its Restricted Subsidiaries' mortgage originating business; and/or

          (12) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million.

          "ASSUMED TAX RATE" means, with respect to each Owner, the highest effective marginal combined federal, state, provincial and local income tax rate prescribed for such Owner in its jurisdiction of residence, taking into account the deductibility of state and local taxes.

          "ATTRIBUTABLE INDEBTEDNESS," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction.

          "BANKRUPTCY LAW" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          "BOARD OF DIRECTORS" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the members, the managers or the board of directors of such Person, as the case may be, (iii) in the case of any partnership, the board of directors of the general partner or the general partner of such Person, as the case may be, and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body or Persons.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BORROWING BASE" means, at any time of determination, the sum of the following without duplication:

          (1) 100% of all cash and Cash Equivalents held by the Issuer or any Restricted Subsidiary, including cash and Cash Equivalents held for the account of the Issuer or any of its Restricted Subsidiaries by a title insurance company;

          (2) 75% of the book value of Developed Land for which no material vertical construction has occurred;

          (3) 85% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Issuer, less any deposits, down payments or earnest money;

          (4) 80% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Issuer; and

          (5) 60% of the costs of Entitled Land (other than Developed Land) and 60% of the costs of Raw Land, in each case, on which material improvements have not commenced, less mortgage Indebtedness (other than under the Credit Facilities) applicable to such land.

          "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

          "CAPITALIZED LEASE" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH EQUIVALENTS" means:

          (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal

     Reserve System having combined capital and surplus and undivided profits of not less than $250 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (1) prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to directly or indirectly own, or to have the direct or indirect power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

          (2) following a Public Equity Offering after the Issue Date, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Issuer than such other person or group;

          (3) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the members of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

          (4) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owing (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

          (5) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

          "CO-ISSUER" means the Person identified as such in the Preamble hereto, until a successor Person shall have replaced the Co-Issuer as co-obligor on the Notes pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

          "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated or combined basis in accordance with GAAP.

          "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" for any period means the sum, without duplication, of the amounts for such period of:

          (1) Consolidated Net Income; plus

          (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

               (a) Consolidated Income Tax Expense,

               (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

               (c) Consolidated Depreciation Expense,

               (d) Consolidated Interest Expense and interest and other charges amortized to cost of sales,

               (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, and

               (f) any cash charges associated with the Reorganization reducing Consolidated Net Income for any period prior to the end of the fiscal quarter which includes the Issue Date,

     in each case determined on a consolidated basis in accordance with GAAP; minus

          (3) the aggregate amount of all non-cash items, determined on a consolidated or combined basis, to the extent such items increased Consolidated Net Income for such period.

          "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated or combined basis in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the "FOUR-QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

          (2) any asset sale or disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with GAAP and Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction

     Date, as if such asset sale or disposition or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

          If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

          "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated or combined basis in accordance with GAAP.

          "CONSOLIDATED INDEBTEDNESS" means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated or combined basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to cost of sales) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated or combined basis in accordance with GAAP and including without duplication:

          (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings;

          (3) the net costs associated with Hedging Obligations; provided, however, that if Hedging Obligations of the type described in clause (4) of Permitted Indebtedness result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

          (5) the interest portion of any deferred payment obligations;

          (6) all other non-cash interest expense;

          (7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

          (8) all interest payable with respect to discontinued operations; and

          (9) all interest on any Indebtedness described in clause (7) or (8) of the definition of Indebtedness.

          "CONSOLIDATED INTEREST INCURRED" for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to cost of sales).

          "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated or combined basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period or such loss has been funded with cash or assets of the Issuer or any Restricted Subsidiary;

          (2) except to the extent includible in the consolidated or combined net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary of such Person during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale or asset disposition by the Issuer or any Restricted Subsidiary (other than in the ordinary course of business);

          (6) unrealized gains and losses with respect to Hedging Obligations;

          (7) the cumulative effect of any change in accounting principle;

          (8) the amount of any Permitted Tax Dividends paid by the Issuer in reliance on clause (4) of the second paragraph of Section 4.12; and

          (9) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

          In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of Section 4.12 or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket. Any payment of any Permitted Tax Dividends by the Issuer pursuant to clause (4) of the second paragraph of Section 4.12 shall only be deducted for purposes of calculating Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated or combined stockholders' equity of such Person, determined on a consolidated or combined basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person except to the extent the write-up is a reversal of a write-down or a previously recorded reserve.

          "CONSOLIDATED TANGIBLE NET WORTH" means, with respect to any Person as of any date, the Consolidated Net Worth of such Person determined on a consolidated or combined basis at the end of the fiscal quarter immediately preceding such date less (without duplication) all Intangible Assets of such Person as of such date.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

          "CREDIT FACILITIES" means (a) the First Modified and Restated Loan Agreement dated as of November 15, 2004 (as may be amended from time to time, including by the First Modification Agreement thereto dated as of July 11,
2005), by and among Neighborhoods Capital, LLC and certain of its subsidiaries named therein, as borrowers and/or guarantors, the lenders party thereto and Wachovia Bank, National Association, as a lender and as agent for the lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and/or (b) the Mortgage Warehouse Facility, and in each case as amended, amended and restated, supplemented, refinanced or otherwise modified from time to time, including any agreement or instrument extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder and/or refinancing such bank facility with secured or unsecured debt securities and/or other forms of Indebtedness and/or adding, substituting or deleting parties thereto (including borrowers, obligors, guarantors, lenders, creditors and/or agents)) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements (including one or more indentures) with the same or any other agents, creditor, lender or group of creditors or lenders.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "DEFAULT" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

          "DEFINITIVE NOTE LEGEND" shall mean the legend identified as such in Exhibit B.

          "DEPOSITORY" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

          "DESIGNATED SENIOR DEBT" means (1) Senior Debt and Guarantor Senior Debt under or in respect of the Credit Facilities and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

          "DEVELOPED LAND" means all Entitled Land of the Issuer and its Restricted Subsidiaries which is undergoing active development or is ready for vertical construction.

          "DISQUALIFIED EQUITY INTERESTS" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control or an asset sale or the failure to maintain a minimum consolidated or combined net worth test, in each case occurring prior to the final maturity date of the Notes, shall not constitute Disqualified Equity Interests if the change in control, asset sale or minimum consolidated or combined net worth provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Sections 4.09, 4.13 and 4.17, and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions of Sections 4.09, 4.13 and 4.17.

          "ENTITLED LAND" means all land of the Issuer and the Restricted Subsidiaries (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Issuer for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

          "EQUITY INTERESTS" of any Person means (1) any and all shares or other equity interests (including common stock, Preferred Stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

          "EQUITY OFFERING" means a Public Equity Offering or a Private Equity Offering by the Issuer or Holdings of Qualified Equity Interests generating gross proceeds of not less than $25.0 million (exclusive of any proceeds amounts offered on behalf of selling shareholders), other than public offerings registered on Form S-4 or S-8 (or an equivalent replacement form).

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

          "EXCHANGE NOTES" means the notes issued in an exchange offer pursuant to a Registration Rights Agreement.

          "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the Issuer after the Issue Date from (a) contributions to its equity capital other than contributions from the issuance of Disqualified Equity Interests or (b) the sale (other than to a Restricted Subsidiary or to any Issuer or Restricted Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests (other than Disqualified Equity Interests) of the Issuer, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Issuer and delivered to the Trustee on or prior to the date financial statements with respect to such period are required to be delivered to the Trustee, as the case may be, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of Section 4.12.

          "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

          "GLOBAL NOTE" shall mean one or more IAI Global Notes, Regulation S Global Notes and 144A Global Notes.

          "GLOBAL NOTE LEGEND" means the legends identified as such in Exhibit
B.

          "GUARANTEE" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "guarantee" will not include endorsements for collection or deposit. "GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

          "GUARANTOR" means each Restricted Subsidiary of the Issuer that is required to become a Guarantor by the terms of this Indenture on or after the Issue Date, in each case, until such Person is released from its Note Guarantee.

          "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

          (1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its other Subsidiaries (including, without limitation, amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Equity Interests;

          (5) any liability for taxes owed or owing by such Guarantor;

          (6) that portion of any Indebtedness incurred in violation of Section
     4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor;

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor; and

          (9) any Equity Interests.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement, commodity future agreement or other similar agreement or other similar arrangement.

          "HOLDER" or "NOTEHOLDER" means the registered holder, from time to time, of any Note.

          "HOLDINGS" means Neighborhood Holdings, LLC, a Virginia limited liability company, or any other direct or indirect parent of the Issuer that owns directly or indirectly 100% of the Equity Interests of the Issuer.

          "IAI GLOBAL NOTE" means a permanent global security in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee.

          "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

          "INDEBTEDNESS" of any Person at any date means, without duplication:

          (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit, letters of guarantee, bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which purchase price is due more than nine months after the date of placing such property in service or taking delivery and title thereto, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

          (6) all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated or combined basis;

          (9) all Attributable Indebtedness;

          (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

          (11) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

          Notwithstanding the foregoing, the following shall not be considered
Indebtedness: (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities; and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be equal to the amount of liability in respect thereof as determined in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased, as the case may be, on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

          This Indenture does not restrict any Unrestricted Subsidiary from incurring Indebtedness nor shall Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge Coverage Ratio or the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDEPENDENT DIRECTOR" means, with respect to any board of directors of a company, a member who is not an officer or employee of such company and is otherwise "independent" as defined by the New York Stock Exchange's listing requirements and, in connection with any transaction, a member of such board of directors who is disinterested with respect to such transaction.

          "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

          "INITIAL PURCHASER" means Wachovia Capital Markets, LLC.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTANGIBLE ASSETS" means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with

GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated or combined balance sheet of such Person prepared in accordance with GAAP.

          "INTEREST" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

          "INTEREST PAYMENT DATE" shall have the meaning ascribed to such term in Exhibit A.

          "INVESTMENTS" of any Person means:

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

          (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

          (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

          Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.18. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case such that, after giving effect to any such sale, disposition or other issuance, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

          "ISSUE DATE" means August 10, 2005.

          "ISSUER" means the Person identified as such in the Preamble hereto, until a successor Person shall have replaced the Issuer as obligor on the Notes pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

          "ISSUERS" means the Issuer and the Co-Issuer, collectively. The terms "each Issuer," "any Issuer," "such Issuer" and other similar terms shall mean the Issuers individually.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall any operating lease be deemed a Lien).

          "LIQUIDATION" with respect to any Person means the effectuation of (whether or not substantially contemporaneously, in phases or otherwise): (1) a sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) a distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person. "LIQUIDATE" shall have a correlative meaning.

          "MATURITY DATE" means August 15, 2015.

          "MOODY'S" means Moody's Investors Service, Inc. and its successors.

          "MORTGAGE WAREHOUSE FACILITY" means the Mortgage Warehousing Loan and Security Agreement dated as of July 6, 2004, as amended by the First Amendment thereto dated as of July 6, 2004, among First Heritage Mortgage, LLC, George Mason Mortgage, LLC and Cardinal Bank, N.A., including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith.

          "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

          (1) reasonable brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under the Credit Facilities) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) other reasonable direct costs relating to such Asset Sale;

          (5) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

          (6) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

          "NET CASH PROCEEDS," with respect to any issuance or sale of Qualified Equity Interests, means the cash proceeds of such issuance or sale net of reasonable attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

          "NON-RECOURSE INDEBTEDNESS" means Indebtedness incurred in connection with the purchase, development or construction of personal or real property and any infrastructure related thereto useful in the Permitted Business as to which the lender upon default (1) may seek recourse or payment against the Issuer or any Restricted Subsidiary only through the return or sale of the property and related infrastructure so purchased and (2) may not otherwise assert a valid claim for payment on such Indebtedness against the Issuer or any Restricted Subsidiary or any other property of the Issuer or any Restricted Subsidiary.

          "NON-U.S. PERSON" has the meaning assigned to such term in Regulation
S.

          "NOTE GUARANTEE" means, individually, any guarantee of payment of the Notes and Exchange Notes issued in a registered exchange offer pursuant to any Registration Rights Agreement by any Person pursuant to the terms of this Indenture and any supplemental indentures hereto, and, collectively, all such guarantees. Each such Note Guarantee shall be in the form prescribed by this Indenture.

          "NOTES" means the 9-3/4% Senior Subordinated Notes due 2015 (including for the avoidance of doubt, Additional Notes) of the Issuer and the Co-Issuer and any Exchange Notes thereof, treated as a single class of securities for all purposes (including voting), as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "OBLIGATION" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING MEMORANDUM" means the offering memorandum of the Issuers dated August 3, 2005 relating to the Notes.

          "OFFICER" of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

          "OFFICERS' CERTIFICATE" of any Person means a certificate signed by two Officers of such Person.

          "144A GLOBAL NOTE" means a permanent global security in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A under the Securities Act.

          "OPERATING AGREEMENT" means the Limited Liability Company Operating Agreement of Holdings dated as of April 8, 2002, by and among Martin K. Alloy and Steven B. Alloy as the Class B Members and the Class A Members named therein, as amended by the First Amendment to Operating Agreement of Holdings dated December 26, 2002 and by the Second Amendment to Operating Agreement of Holdings dated February 15, 2005, by and among Holdings, Martin K. Alloy and Steven B. Alloy, in their capacity as managing members of Holdings, and each of the Class A Members and Class B Members party thereto, as amended, restated or modified from time to time.

          "OPINION OF COUNSEL" means a written opinion from legal counsel. The counsel may be an employee of or counsel to any Issuer.

          "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

          "PERMITTED BUSINESS" means the business engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

          "PERMITTED HOLDERS" means, collectively, Martin K. Alloy, Steven B. Alloy, their respective Affiliates, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the voting and economic rights of the Equity Interests thereof.

          "PERMITTED INVESTMENT" means:

          (1) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

          (2) Investments in the Issuer by any Restricted Subsidiary;

          (3) to the extent permitted by law, loans and advances not in excess of $2.5 million at any one time outstanding to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase from the

     Issuer Equity Interests of the Issuer and/or from Holdings Equity Interests of Holdings; provided that (a) the net proceeds of the issuance of the Equity Interests of Holdings are contributed to the Issuer as common equity and (b) such common equity contribution is not applied toward the Restricted Payments Basket;

          (4) Hedging Obligations incurred pursuant to clause (4) of the definition of "Permitted Indebtedness";

          (5) cash and Cash Equivalents;

          (6) any Investment in securities or other assets not constituting Cash Equivalents received, or made with proceeds received, in connection with an Asset Sale in accordance with Section 4.17 or any other disposition of assets not constituting an Asset Sale;

          (7) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

          (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (9) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.17;

          (10) lease, utility and other similar deposits in the ordinary course of business;

          (11) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

          (12) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

          (13) Investments in existence on the Issue Date; and

          (14) other Investments in an aggregate amount not to exceed 5.0% of Total Tangible Assets at any one time outstanding under this clause (14) (with each Investment being valued as of the date made and without regard to subsequent changes in value).

          The amount of Investments outstanding at any time pursuant to clause
(14) above shall be deemed to be reduced:

          (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

          (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation.

          "PERMITTED JUNIOR SECURITIES" means:

          (1) Equity Interests in the Issuer, the Co-Issuer or any Guarantor; or

          (2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

          "PERMITTED LIENS" means the following types of Liens:

          (1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, not yet subject to penalties or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (2) Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, public or statutory obligations, surety, performance and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

          (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

          (6) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (7) leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

          (8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (9) Liens securing all of the Notes and Liens securing any Note Guarantee;

          (10) Liens existing on the Issue Date;

          (11) Liens in favor of the Issuer or a Guarantor;

          (12) Liens securing Senior Debt or Guarantor Senior Debt, including Indebtedness under the Credit Facilities;

          (13) Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness;

          (14) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

          (15) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary; and provided, further that such Liens where not incurred in connection with or in contemplation or anticipation of the acquisition of such Person by the Issuer or any of its Restricted Subsidiaries;

          (16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, however, that the Liens do not extend to assets of a Person not subject to such Lien at the time of acquisition, merger or consolidation (other than improvements thereon) and are no more favorable to the lienholders than those securing such assets prior to the acquisition or merger with or into or consolidation with the Issuer or a Restricted Subsidiary;

          (17) Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

          (18) Liens to secure Refinancing Indebtedness which is incurred to refinance, refund, replace, amend, extend or modify any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture;

          (19) attachment or judgment Liens not giving rise to an Event of Default and which are being contested in good faith by appropriate proceedings or the period within which such proceedings may be initiated has not yet expired;

          (20) easements, rights-of-way, restrictions, ground leases and other similar charges or encumbrances and rights of others for sewers, electric lines, telegraph and telephone lines and other similar purposes not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

          (21) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

          (22) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, however, such sale is not otherwise prohibited under this Indenture;

          (23) Liens securing Hedging Obligations of the type set forth in clause (4) of Permitted Indebtedness;

          (24) Liens or leases of model home units;

          (25) Liens for homeowner and property owner association developments and assessments;

          (26) Liens incurred in the ordinary course of business as security for the obligations of the Issuer and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers; and

          (27) Liens of a lessor under any Capitalized Lease Obligation permitted to be incurred under this Indenture; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation.

          "PERMITTED UNRESTRICTED SUBSIDIARY DEBT" means Indebtedness of an Unrestricted Subsidiary:

          (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

          "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

          "PRIVATE EQUITY OFFERING" means an unregistered offering of Equity Interests of the Issuer or Holdings to any Person or Persons, other than Permitted Holders.

          "PRIVATE PLACEMENT LEGEND" means the legend identified as such in Exhibit B.

          "PUBLIC EQUITY OFFERING" means an underwritten public offering of Equity Interests of the Issuer or Holdings pursuant to an effective registration statement filed under the Securities Act.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Capitalized Lease Obligations, of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment (including with respect to the acquisition, development or improvement of such property or any infrastructure related thereto) used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

          "QUALIFIED EQUITY INTERESTS" means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "RAW LAND" means all land of the Issuer and the Restricted Subsidiaries which does not qualify as Entitled Land.

          "RECORD DATE" means the applicable Record Date specified in the Notes; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

          "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning.

          "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Notes.

          "REFINANCE" means to refinance, repay, prepay, replace, renew or refund.

          "REFINANCED INDEBTEDNESS" has the meaning set forth in the definition of "Refinancing Indebtedness."

          "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Equity Interests of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to extend, redeem, refinance, renew, replace, defease or refund in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS"); provided, however, that:

          (1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid (or any other premium required to be paid pursuant to the instruments governing such Refinanced Indebtedness) to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness, unless such excess would otherwise be permitted by Section 4.10;

          (2) the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

          (3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

          (4) (a) the Refinancing Indebtedness has a final stated maturity no earlier than the Refinanced Indebtedness being repaid or amended and (b) if the final stated maturity of Refinanced Indebtedness is later than the final stated maturity of the Notes, the Refinancing Indebtedness shall have a final stated maturity of not earlier than 91 days before the maturity date of the Notes;

          (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes;

          (6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured or such security is otherwise permitted to exist pursuant to the terms of this Indenture; and

          (7) the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice or lapse of time, in which case such proceeds shall be held in a segregated account until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice or time period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the incurrence of the Refinancing Indebtedness.

          "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Co-Issuer, the Guarantors and the initial purchasers of the Notes issued on the Issue Date and
(ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

          "REGULATION S" means Regulation S under the Securities Act.

          "REGULATION S GLOBAL NOTE" means a global security in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S under the Securities Act.

          "REORGANIZATION" means the transactions described in the Offering Memorandum under "Offering Memorandum Summary--Reorganization."

          "REPRESENTATIVE" means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED PAYMENT" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and
     (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority equityholders of any Restricted Subsidiary;

          (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

          (3) any Investment other than a Permitted Investment; or

          (4) any payment of principal of or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary and other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement), due within one year of the date of payment or redemption.

          "RESTRICTED SECURITY" means a Note that constitutes a "Restricted Security" within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

          "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

          "SEC" means the U.S. Securities and Exchange Commission.

          "SECRETARY'S CERTIFICATE" means a certificate signed by the Secretary or an Assistant Secretary of the Issuer.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

          "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or the Co-Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Senior Debt" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

          Notwithstanding the foregoing, "Senior Debt" shall not include:

          (1) any Indebtedness of the Issuer or the Co-Issuer to any of their respective Subsidiaries;

          (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

          (3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

          (4) Indebtedness represented by Disqualified Equity Interests;

          (5) any liability for taxes owed or owing by the Issuer or the Co-Issuer;

          (6) that portion of any Indebtedness incurred in violation of Section
     4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

          (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer;

          (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer, as the case may be; and

          (9) any Equity Interests.

          "SERIES A INTERESTS" means the Class A membership interests of Holdings.

          "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (8) or (9) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

          "STATED MATURITY" means, with respect to any Indebtedness, the date specified in the agreements governing such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity (a) of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (b) that is or is required to be included in the consolidated or combined financial statements of such Person in accordance with GAAP (other than consolidation or combination required under the Financial Accounting Standards Board ("FASB") Interpretation No. 46 ("Consolidation of Variable Interest Entities"), as revised in December 2003, or any successor interpretation thereto). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Issuer.

          "TAX" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

          "TEMPORARY REGULATION S GLOBAL NOTE LEGEND" shall mean the legend identified as such in Exhibit B.

          "TOTAL TANGIBLE ASSETS" means, as of any date, the total consolidated or combined tangible assets of the Issuer and its Restricted Subsidiaries, as set forth on the Issuer's most recently available internal consolidated or combined balance sheet as of such date.

          "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNIT" means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Issuer or any Restricted Subsidiary for sale in the ordinary course of business;

          "UNRESTRICTED SECURITIES" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit B, including, without limitation, the Exchange Notes.

          "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.18 and (2) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or managers, or other governing body, as applicable, of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

          "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02. Other Definitions.

                            Term                              Defined in Section
                            ----                              ------------------
"ADDITIONAL NOTES".........................................          2.02
"AFFILIATE TRANSACTION"....................................          4.15
"CHANGE OF CONTROL DATE"...................................          4.09
"CHANGE OF CONTROL OFFER"..................................          4.09
"CHANGE OF CONTROL PAYMENT DATE"...........................          4.09
"CHANGE OF CONTROL PURCHASE PRICE".........................          4.09
"CO-ISSUER SUCCESSOR"......................................          5.01
"COVENANT DEFEASANCE"......................................          8.03
"DEFICIENCY DATE"..........................................          4.13
"DESIGNATION"..............................................          4.18
"DESIGNATION AMOUNT".......................................          4.18
"EDGAR"....................................................          4.05
"EVENT OF DEFAULT".........................................          6.01
"EXCESS PROCEEDS"..........................................          4.17
"GUARANTEE OBLIGATIONS"....................................         11.01
"LEGAL DEFEASANCE".........................................          8.02
"MINIMUM TANGIBLE NET WORTH"...............................          4.13
"NET PROCEEDS DEFICIENCY"..................................          4.17
"NET PROCEEDS OFFER".......................................          4.17
"NET PROCEEDS OFFER AMOUNT"................................          4.17
"NET PROCEEDS OFFER PERIOD"................................          4.17
"NET PROCEEDS PURCHASE DATE"...............................          4.17
"NET WORTH OFFER"..........................................          4.13
"NET WORTH OFFER AMOUNT"...................................          4.13
"NET WORTH PAYMENT DATE"...................................          4.13
"NON-PAYMENT DEFAULT"......................................         10.02
"OFFERED PRICE"............................................          4.17
"OWNER"....................................................          4.12
"PARI PASSU INDEBTEDNESS PRICE"............................          4.17
"PARTICIPANTS".............................................          2.15
"PAYING AGENT".............................................          2.03
"PAYMENT AMOUNT"...........................................          4.17
"PAYMENT BLOCKAGE NOTICE"..................................         10.02
"PAYMENT BLOCKAGE PERIOD"..................................         10.02
"PAYMENT DEFAULT"..........................................         10.02
"PERMITTED INDEBTEDNESS"...................................          4.10
"PERMITTED TAX DIVIDEND"...................................          4.12
"PHYSICAL NOTES"...........................................          2.01
"RATIO EXCEPTION"..........................................          4.10
"REDESIGNATION" AND "REDESIGNATE"..........................          4.18
"REGISTRAR"................................................          2.03
"RESTRICTED PAYMENTS BASKET"...............................          4.12

                            Term                              Defined in Section
                            ----                              ------------------
"RESTRICTED PERIOD"........................................          2.15
"RESTRICTION"..............................................          4.14
"SUCCESSOR"................................................          5.01

SECTION 1.03. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes.

          "INDENTURE SECURITY HOLDER" means a Holder or a Noteholder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Issuer, the Co-Issuer, any Guarantor or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "OR" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "HEREIN," "HEREOF" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) the words "INCLUDING," "INCLUDES" and similar words shall be deemed to be followed by "without limitation."

                                   ARTICLE TWO

                                    THE NOTES

SECTION 2.01. Form and Dating.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and show the date of its authentication. Each Note shall have an executed Note Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E.

          The terms and provisions contained in the Notes and the Note Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144 under the Securities Act and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers (and having an executed Note Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear (a) in the case of the 144A Global Note, the Private Placement Legend and the Global Note Legend and (b) in the case of the Regulation S Global Note, the Temporary Regulation S Global Note Legend and the Global Note Legend. After the expiration of the Restricted Period, if so requested by a Person with a beneficial interest in a Regulation S Global Note, the Issuers shall issue (and the Trustee shall authenticate in accordance with the provisions of this Indenture), in exchange for such Regulation S Global Note, a permanent Global Note in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, and bearing the Global Note Legend or the Definitive Note Legend, as applicable. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes issued in exchange for interests in a Global Note pursuant to
Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "PHYSICAL NOTES").

SECTION 2.02. Execution and Authentication.

          Two Officers of each Issuer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for such Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Note or Note Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office at the time the

Trustee authenticates the Note, the Note or Note Guarantee, as the case may be, shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $150,000,000 upon a written order of the Issuers in the form of an Officers' Certificate. In addition, the Trustee shall authenticate Notes ("ADDITIONAL NOTES") thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including, without limitation, Section 4.10) for original issue upon a written order of the Issuers in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

          The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples thereof.

SECTION 2.03. Registrar and Paying Agent.

          The Issuer and the Co-Issuer shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("REGISTRAR"), (b) Notes may be presented or surrendered for payment ("PAYING AGENT") and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuer and the Co-Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve any Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer or any of its Restricted Subsidiaries may act as its own Registrar or Paying Agent, provided there is compliance with the proviso of the previous sentence. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional paying agent. The Issuers initially appoint the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Issuers shall require each Paying Agent other than the Trustee to agree in writing that, subject to Article Ten and Section 11.02, each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Issuer, the Co-Issuer or any other obligor on the Notes), and shall notify the Trustee of any Default by the Issuer, the Co-Issuer or any other obligor on the Notes in making any such payment. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

          Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be imposed upon the Issuers, the Trustee or any Agent for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, and (iii) during a Change of Control

Offer, Net Worth Offer or Net Proceeds Offer if such Note is validly tendered pursuant to such Change of Control Offer, Net Worth Offer or Net Proceeds Offer, as applicable, and not validly withdrawn.

          Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

SECTION 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.

          Every replacement Note is an additional obligation of the Issuers and every replacement Note Guarantee shall constitute an additional obligation of the Guarantor thereof.

SECTION 2.08. Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Issuer, the Co-Issuer, the Guarantors or any of their respective Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07. If the principal amount of any Note is considered paid under
Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer, the Co-Issuer or any of their respective Affiliates) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Co-Issuer or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Notes.

          Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, so long as the Notes are represented by a Global Note, such Global Note may be in typewritten form.

SECTION 2.11. Cancellation.

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer, the Co-Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuers may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. If the Issuer, the Co-Issuer or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12. Defaulted Interest.

          If the Issuers default in a payment of interest on the Notes, the Issuers shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, in any lawful manner. The Issuers may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special record date, the Issuers shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

SECTION 2.13. CUSIP Number.

          The Issuers in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to

Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Worth Payment Date and Net Proceeds Purchase Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Worth Payment Date and Net Proceeds Purchase Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, Net Worth Payment Date and Net Proceeds Purchase Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Notes.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("PARTICIPANTS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Co-Issuer, the Trustee and any agent of the Issuer, the Co-Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Co-Issuer, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Issuer, with a copy to the Trustee, within 90 days of such notice, (ii) a Default or Event of Default has occurred and is continuing or (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Notes (provided that the Issuer understands that under current industry practices, the Depository would notify Participants of the Issuer's determination in this clause (iii), but would only withdraw beneficial interests from a Global Note at the request of Participants).

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to paragraph
(b) of this Section 2.15, the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of authorized denominations in an aggregate principal amount equal to the principal amount of the beneficial interest in the Global Note so transferred.

          (d) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and (i) the Issuers shall execute, (ii) the Guarantors shall execute notations of Note Guarantees on and (iii) the Trustee shall upon written instructions from the Issuers authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

          (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "RESTRICTED PERIOD"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person that the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          (g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.16. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuers nor any Affiliate of any Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto and any legal opinions and certifications required thereby and (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note or Regulation S Global Note, as the case may be, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause
     (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

          (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if
     (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Issuers nor any Affiliate of any Issuer has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

          (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

          (c) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Trustee, upon its request, an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (ii) such Note has been offered pursuant to an effective registration statement under the Securities Act or (iii) the provisions of Section 2.16(a)(i)(x) have been satisfied.

          (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          The Trustee shall have no responsibility for the actions or omissions of the Depository, or the accuracy of the books and records of the Depository.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

          If the Issuers elect to redeem Notes pursuant to Section 5 or Section 6 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Issuers shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing and except that such redemption notice may be delivered more than 60 days prior to the Redemption Date if it is in connection with a satisfaction and discharge of this Indenture), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Notes To Be Redeemed.

          If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

          (a) if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (b) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;

provided that, in the case of such partial redemption pursuant to Section 5 or
Section 6 of the Notes or a Net Proceeds Offer or a Net Worth Offer, the Trustee will select the Notes on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited.

          No Notes of $2,000 or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date (except that such redemption notice may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a satisfaction and discharge of this Indenture), the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Issuers' request, the Trustee shall forward the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (5) that, unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (8) the Section of the Notes pursuant to which the Notes are to be redeemed.

          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued and unpaid interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05. Deposit of Redemption Price.

          On or before 10:00 a.m. New York time on the Redemption Date, the Issuers shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

          If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06. Notes Redeemed in Part.

          If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

          The Issuers shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Issuers shall pay principal of, premium, if any, and interest on Notes in global form registered in the name of or held by the Depository or its nominee in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such global Note.

          The Issuers shall pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest, without regard to any applicable grace periods, at the rate of 1.0% per annum in excess of the interest rate of the Notes from time to time, to the extent permissible by law.

SECTION 4.02. Maintenance of Office or Agency.

          The Issuers shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or the Issuers shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 12.02.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer and the Co-Issuer shall make all payments on such Holder's Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent and Registrar for the Notes within the City and State of New York unless the Issuer and the Co-Issuer elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

          The Issuers hereby initially designate The Bank of New York, located at 101 Barclay Street, Floor 8W, New York, New York 10286, as such office of the Issuers in accordance with Section 2.03.

SECTION 4.03. Corporate Existence.

          Except as otherwise permitted by Article Five, each of the Issuer and the Co-Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company or corporate existence, as applicable, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of the Issuer, the Co-Issuer and each of the Issuer's Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, franchise or corporate existence with respect to each such Restricted Subsidiary if the loss thereof is not, individually or in the aggregate, adverse in any material respect to the Holders of the Notes; and provided further that this
Section 4.03 shall not prohibit or restrict any sale, transfer or other disposition in compliance with Section 4.17.

SECTION 4.04. Payment of Taxes and Other Claims.

          The Issuer, the Co-Issuer and each Guarantor that is individually a Significant Subsidiary shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property that, in each case, if unpaid, might by law become a material liability or Lien upon its property; provided, however, that no Issuer and no Guarantor that is individually a Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount or the applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made or where the failure to effect such payment is not individually or in the aggregate adverse in any material respect to the Holders of the Notes.

SECTION 4.05. Reports.

          Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall (a) furnish to the Trustee and the registered Holders, (b) disseminate via a press release on any national business press release wire service, (c) post on the Issuer's website or on a website maintained on its behalf (provided that, in the case of clause (c), the Issuer shall use reasonable efforts to inform Holders of the availability of such reports, which may be satisfied by, among other things, a press release on any national business press release wire service) or (d) or file electronically with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval System (or any successor system) ("EDGAR"), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act, beginning with the report due for the fiscal year ending December 31, 2005:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

          Within forty five (45) days after the end of the fiscal quarter ending September 30, 2005, the Issuer shall furnish to the Holders the consolidated or combined financial statements of the Issuer and its subsidiaries for the fiscal quarter then ended, in form and substance substantially equivalent to the financial statements that would have been included in a Form 10-Q for such period if the Issuer had been subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Issuer shall also provide a narrative description of the consolidated or combined results of operations of the Issuer and its subsidiaries addressing consolidated or combined revenues, EBITDA and earnings for such fiscal quarter, with comparative analysis to the same period in the previous fiscal year. The (a) dissemination of the foregoing financial statements and narrative report via a press release on any national business press release wire service, (b) filing thereof on EDGAR or (c) posting thereof on the Issuer's website or on a website maintained on its behalf for such purpose shall be deemed to satisfy the Issuer's obligation to furnish such information to the Noteholders; provided that, in the case of clause (c), the Issuer shall use reasonable efforts to inform Holders of the availability of such reports, which may be satisfied by, among other things, a press release on any national press release wire service.

          Notwithstanding the foregoing, prior to the filing of the registration statement pursuant to the Registration Rights Agreement executed and delivered on the Issue Date, the Issuer shall not be required to provide in any report or financial statements consolidating footnotes as required by Rule 3-10 of Regulation S-X with respect to non-guarantor subsidiaries, if the Issuer provides in such financial statements or report information with respect to the non-guarantor Subsidiaries substantially consistent with the information provided with respect thereto in the Offering Memorandum in the section entitled "Description of Notes" under the heading "Note Guarantees."

          Copies of all such reports shall be delivered to the Trustee prior to or concurrently with distribution to Noteholders. Delivery of such reports, information and documents to the Trustee, whether electronically or by physical delivery, is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          In addition, whether or not required by the SEC, after the consummation of the exchange offer contemplated by the Registration Rights Agreement executed and delivered on the Issue Date (or the effectiveness of the shelf registration statement contemplated thereunder, if applicable), the Issuer shall file a copy of all of the information and reports referred to in clauses
(1) and (2) in the first paragraph of this Section 4.05 with the SEC for public availability within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer, the Co-Issuer and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          So long as Holdings guarantees the Notes (there being no obligation of Holdings to do so) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to the Trustee or to Holders pursuant to this Section 4.05 may, at the option of the Issuer, be filed by and be those of Holdings rather than the Issuer.

          Notwithstanding the foregoing, the requirements set forth above shall be deemed satisfied prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement executed and delivered on the Issue Date or the effectiveness of the shelf registration statement contemplated thereunder by the filing with the SEC of the exchange offer registration statement contemplated by the Registration Rights Agreement executed and delivered on the Issue Date and/or the shelf registration statement contemplated thereunder, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act; provided that at such time the Issuer is not required to pay any Additional Interest pursuant to the Registration Rights Agreement.

SECTION 4.06. Compliance Certificate; Notice of Default.

          (a) The Issuers shall deliver to the Trustee, within 90 days after the close of each fiscal year of the Issuer, an Officers' Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of each Issuer stating that a review of the activities of the Issuer, the Co-Issuer and their respective Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer, the Co-Issuer and each Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer, the Co-Issuer and each Guarantor have, during such preceding fiscal year, kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Issuer's fiscal year currently ends on December 31. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

          (b) The Issuer shall deliver to the Trustee as soon as possible and in any event within five Business Days after the Issuer becomes aware of the occurrence of any Default an Officers' Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

SECTION 4.07. Waiver of Stay, Extension or Usury Laws.

          Each Issuer and each Guarantor covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Issuer or such Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.08. Conduct of Business.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

SECTION 4.09. Change of Control.

          Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the "CHANGE OF CONTROL OFFER"), and shall purchase, on a Business Day (the "CHANGE OF CONTROL PAYMENT DATE") not more than 60 nor less than 30 days following the date the notice of the Change of Control is required to be mailed pursuant to the next paragraph, all of the then outstanding Notes tendered for purchase in accordance with this Section
4.09 at a purchase price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days or such longer period as is required by law.

          Within 30 days following the date upon which a Change of Control occurs (the "CHANGE OF CONTROL DATE"), the Issuer and the Co-Issuer shall send (or cause to be sent), by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer and shall state the following:

          (1) the Change of Control Payment Date;

          (2) that any Note not tendered will continue to accrue interest;

          (3) that, unless the Issuers default in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (4) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (5) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (6) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

          (7) the circumstances and relevant facts regarding such Change of Control; and

          (8) all other procedures, if any, determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

          On the Change of Control Payment Date, the Issuers shall, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes (in integral multiples of $2,000) properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the Paying Agent U.S. Legal Tender equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

          The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Purchase Price with respect to such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple thereof.

          The obligation of the Issuer and the Co-Issuer to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and the Co-Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

          The Issuer and the Co-Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.09, the Issuer and the Co-Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue thereof.

          If the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender pursuant to the Change of Control Offer.

SECTION 4.10. Limitations on Additional Indebtedness.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the "RATIO EXCEPTION").

          Notwithstanding the above, each of the following shall be permitted (the "PERMITTED INDEBTEDNESS"):

          (1) Indebtedness of the Issuer, the Co-Issuer and any Restricted Subsidiary under the Credit Facilities incurred pursuant to this clause (1) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $185.0 million or (y) the amount of the Borrowing Base as of the date of such incurrence;

          (2) the Notes issued on the Issue Date and the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

          (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) or (5), and after giving effect to the intended use of proceeds of the Notes);

          (4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary and not for the purpose of speculation; provided, however, that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.10 and
     (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer's Obligations, under the Notes and this Indenture and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

          (6) Indebtedness incurred by the Issuer or any Restricted Subsidiary in connection with letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims or self insurance or supporting bid, performance or surety obligations), Indebtedness with respect to reimbursement type obligations regarding workers compensation claims, escrow agreements, bankers' acceptances and bid, surety and performance bonds (in each case other than for an obligation for borrowed money), in each case in the ordinary course of business;

          (7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding the greater of (a) $10.0 million or (b) 5.0% of Total Tangible Assets;

          (8) Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property or any infrastructure related thereto and secured by Liens only on such real property or related infrastructure;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

          (10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (11) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (11));

          (12) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause
     (12);

          (13) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding; and

          (14) the guarantee by the Issuer or any Guarantor of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.10.

          For purposes of determining compliance with this Section 4.10, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify or later reclassify, in whole or in part, such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding or incurred under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the reclassification of preferred equity as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.10. In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.10, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

SECTION 4.11. Limitations on Layering Indebtedness.

          The Issuer and the Co-Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or of such Restricted Subsidiary, as the case may be.

          For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer, the Co-Issuer or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.12. Limitations on Restricted Payments.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

          (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (4), (5), (6),
     (8), (9), (10), (11), (12), (13) or (14) of the next paragraph), exceeds the sum (the "RESTRICTED PAYMENTS BASKET") of (without duplication):

               (a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing at the beginning of the fiscal quarter in which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated or combined financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

               (b) 100% of the aggregate net cash proceeds or the Fair Market Value of any assets to be used in a Permitted Business received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds or assets received from a Subsidiary of the Issuer, plus

               (c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) or Disqualified Equity Interests incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

               (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, plus

               (e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation.

          The foregoing provisions will not prohibit:

          (1) the payment by the Issuer or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration or notice to equity holders thereof, if on the date of declaration or notice the payment would have complied with the provisions of this Indenture;

          (2) the purchase, repurchase, redemption or other acquisition of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent (a) issuance and sale of Qualified Equity Interests or (b) capital contribution from Holdings to the Issuer;

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Equity Interests of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent (x) issuance and sale of Qualified Equity Interests or (y) capital contribution from Holdings to the Issuer, (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture, or
     (c) upon a Change of Control or in connection with an Asset Sale to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuer shall have complied with Section

     4.09 and 4.17 and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Indebtedness;

          (4) the payment of dividends, or distributions or amounts (each, a "PERMITTED TAX DIVIDEND") by the Issuer to permit the direct and indirect beneficial owners of its Equity Interests (each, an "OWNER") to receive tax distributions in an amount not to exceed (i) the Assumed Tax Rate for such Owner multiplied by (ii) the difference between (A) the taxable income and gain solely attributable to the Issuer and (B) the cumulative losses solely attributable to the Issuer to the extent such losses have not previously been taken into account pursuant to this provision (for the avoidance of doubt, such income, gain or losses shall be determined as though the Issuer were a partnership for Federal income tax purposes and shall include any income, gain or loss attributable to the Issuer's ownership interest in an entity which is a pass-through entity for Federal income tax purposes) and at such times so as to permit such Owners to meet their estimated income tax obligations as well as actual income tax obligations;

          (5) cash dividends or loans to Holdings in amounts equal to:

               (a) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence; and

               (b) an amount not to exceed $500,000 in any fiscal year to permit Holdings to pay its corporate overhead expenses incurred in the ordinary course of business and/or to pay salaries or other compensation of employees who perform services for both Holdings and the Issuer;

          (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

          (7) so long as no Default or Event of Default has occurred and is continuing, the declaration or payment of dividends on the Issuer's Qualified Equity Interests (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings' Qualified Equity Interests) following the first public offering of Qualified Equity Interests of the Issuer (or of Holdings, as the case may be) after the Issue Date of, whichever is earlier, (i) in the case of the first public offering of Qualified Equity Interests of the Issuer, up to 6% per annum of the Net Cash Proceeds received by the Issuer in such public offering or
     (ii) in the case of the first public offering of Qualified Equity Interests of Holdings, up to 6% per annum of the amount contributed by Holdings to the Issuer from the Net Cash Proceeds received by Holdings in such public offering, in each case, other than public offerings of the Issuer's or Holdings' Equity Interests registered on Form S-4 or Form S-8;

          (8) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer or any parent of the Issuer held by any existing or former employees or management of the Issuer or Holdings or any Subsidiary of the Issuer or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees; provided that such redemptions or repurchases pursuant to this clause (8) will not exceed $500,000 in the aggregate during any calendar year, provided that (x) any portion of such $500,000 not used in such calendar year may be carried forward to any subsequent calendar year and (y) the redemptions and repurchases made pursuant to this clause (8) will not exceed $2.0 million in the aggregate during any calendar year after giving effect to such carry forward;

          (9) Investments that are made with Excluded Contributions;

          (10) non-cash Investments in Unrestricted Subsidiaries in the form of administrative, financial, accounting, management, or other similar services (together with a non-cash allocation of corporate overhead), in each case in the ordinary course of business;

          (11) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of dividends on Disqualified Equity Interests of the Issuer or its Restricted Subsidiaries which are issued in accordance with Section 4.10;

          (12) so long as no Default or Event of Default shall have occurred and be continuing, cash dividends or distributions to Holdings in an amount sufficient to enable Holdings to make payments of cash interest required to be made in respect of Indebtedness of Holdings that has been guaranteed by the Issuer in accordance with the terms of this Indenture, provided that
     (a) such Indebtedness is considered Indebtedness of the Issuer for all purposes of this Indenture, including for purposes of calculating Consolidated Interest Expense and Consolidated Indebtedness, (b) such dividends are applied directly to the payment of such interest and (c) the proceeds of the issuance of such Indebtedness (net of reasonable costs of issuance incurred) have been contributed to the common equity of the Issuer;

          (13) the payment of dividends or distributions or amounts by the Issuer to Holdings in an amount equal to the payments that Holdings is required to make on the Series A Interests pursuant to its Operating Agreement in an amount not to exceed $4.0 million in any calendar year; or

          (14) additional Restricted Payments not to exceed $5.0 million in the aggregate since the Issue Date;

provided, however, that no issuance and sale of Equity Interests that are used to make a payment pursuant to clause (2), (3) or (9) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 4.13. Maintenance of Consolidated Tangible Net Worth.

          If the Issuer's Consolidated Tangible Net Worth declines below $35.0 million (the "MINIMUM TANGIBLE NET WORTH") at the end of any fiscal quarter, the Issuer must deliver an Officers' Certificate to the Trustee within 55 days after the end of such fiscal quarter (110 days after the end of any fiscal year) to notify the Trustee of such decline. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a "DEFICIENCY DATE"), the Issuer's Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth, then the Issuer and the Co-Issuer must make an offer (a "NET WORTH OFFER") to all Holders to purchase 10% of the aggregate principal amount of outstanding Notes issued under this Indenture (including Additional Notes, if any), (the "NET WORTH OFFER AMOUNT") at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the date the Issuer and the Co-Issuer are required to make the Net Worth Offer, capital in cash or Cash Equivalents is contributed for Qualified Equity Interests of the Issuer sufficient to increase the Issuer's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.

          The Issuer and the Co-Issuer must make the Net Worth Offer no later than 65 days after each Deficiency Date (120 days if such Deficiency Date is the last day of the Issuer's fiscal year). The Net Worth Offer is required to remain open for a period of 20 Business Days following its commencement or for such longer period as required by law. The Issuer and the Co-Issuer are required to purchase the Net Worth Offer Amount of the Notes on a designated date (the "NET WORTH PAYMENT DATE") no later than five Business Days after the termination of the Net Worth Offer, or if less than the Net Worth Offer Amount of Notes shall have been tendered, all Notes then tendered. The Issuers shall not be obligated to purchase any Notes unless Holders of at least 10% of the Net Worth Offer Amount shall have tendered and not subsequently withdrawn their Notes for repurchase.

          Upon the commencement of a Net Worth Offer, the Issuer shall send (or cause to be sent), by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Worth Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

          (1) that the Net Worth Offer is being made pursuant to this Section 4.13;

          (2) the Net Worth Offer Amount and the Net Worth Payment Date;

          (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Issuer and the Co-Issuer default in making such payment, any Notes accepted for payment pursuant to the Net Worth Offer shall cease to accrue interest after the Net Worth Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Worth Offer shall be required to surrender the Note, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Worth Payment Date;

          (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the second Business Day prior to the Net Worth Payment Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Net Worth Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples thereof, shall be purchased);

          (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

          (9) all other procedures, if any, determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased in the Net Worth Offer.

          If the purchase date of Notes pursuant to a Net Worth Offer is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Worth Offer.

          If the aggregate principal amount of Notes tendered exceeds the Net Worth Offer Amount, the Issuer and the Co-Issuer are required to purchase the Notes tendered pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $2,000 and integral multiples thereof shall be purchased).

          In no event shall the failure of the Issuer's Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Issuer may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the aggregate principal amount (excluding premium) of the Notes optionally redeemed or otherwise purchased by the Issuer prior to the purchase (otherwise than under this provision). The Issuer, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision.

          The Issuer and the Co-Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of this compliance.

SECTION 4.14. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (each, a "RESTRICTION"):

          (a) pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any Restricted Subsidiary;

          (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

          (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

          (1) encumbrances or restrictions existing under or by reason of applicable law, statute, rule, regulation or governmental or court order;

          (2) encumbrances or restrictions existing under this Indenture, the Notes, the Note Guarantees and the Exchange Notes and the Note Guarantees in respect thereof;

          (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

          (4) encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Facilities) as in effect on that date;

          (5) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (6) restrictions on the transfer of assets imposed under any agreement to sell or dispose of such assets permitted under this Indenture to any Person pending the closing of such sale or disposition;

          (7) any instrument governing Acquired Indebtedness permitted to be incurred by the terms of this Indenture (except to the extent such Indebtedness was incurred or such encumbrance or restriction was imposed or created in connection with or in contemplation or anticipation of the acquisition of such Person by the Issuer or any of its

     Restricted Subsidiaries), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

          (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

          (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in, or the assets of, such partnership, limited liability company, joint venture or similar Person;

          (10) Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.10 that impose restrictions of the nature described in clause (c) above on the assets acquired;

          (11) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (2), (4), (7) or (10) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's Board of Directors, not materially more restrictive with respect to such encumbrances and restrictions than those contained in agreements referred to in such clauses (2), (4), (7) or (10);

          (12) customary non-assignment provisions in leases, licenses or contracts entered into in the ordinary course of business and consistent with past practices;

          (13) Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Refinancing Indebtedness; and

          (14) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

SECTION 4.15. Limitations on Transactions with Affiliates.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "AFFILIATE TRANSACTION"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or such Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary; and

          (2) the Issuer delivers to the Trustee:

               (a) with respect to any Affiliate Transaction involving aggregate value in excess of $2.5 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors of the Issuer approving such Affiliate Transaction;

               (b) with respect to any Affiliate Transaction involving aggregate value in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and either (i) if there are members of the Board of Directors of the Issuer who qualify as Independent Directors, a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors of the Issuer and a majority of the Independent Directors of the Issuer approving such Affiliate Transaction or (ii) a written opinion or appraisal of the types described in clause (c) below; and

          (c) with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) above and either (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

          The foregoing restrictions shall not apply to:

          (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries;

          (2) reasonable director, officer, employee and consultant compensation arrangements (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

          (3) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

          (4) Restricted Payments which are made in accordance with Section
     4.12;

          (5) any agreement as in effect as of the Issue Date or any amendment or modification thereto (so long as any such amendments and modifications, when taken together as a whole, are not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby;

          (6) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided such transaction is in compliance with clause (1) of the preceding paragraph;

          (7) sales of Qualified Equity Interests by the Issuer to an Affiliate;

          (8) agreements between the Issuer or any Restricted Subsidiary on the one hand and officers, employees, directors or managers of the Issuer or any Restricted Subsidiary on the other hand in connection with (a) the sale of a home pursuant to a home purchase or mortgage discount program generally available to officers, employees, directors or managers of the Issuer or any Restricted Subsidiary or (b) the sale, or sale and leaseback, of a model home on terms not materially less favorable to the Issuer and its Restricted Subsidiaries than those that may have been obtained in a comparable transaction at such time on an arm's-length basis with a non-affiliated Person;

          (9) subcontracting and vendor agreements between the Issuer or any Restricted Subsidiary and Heritage Contracting, LLC entered into in the ordinary course of business and consistent with past practices; provided such transaction is in compliance with clause (1) of the preceding paragraph;

          (10) agreements providing for administrative, financial, accounting, management, or other similar services by the Issuer or any Restricted Subsidiary to an Affiliate, in each case in the ordinary course of business; or

          (11) surety bonds, letters of credit or performance bonds or similar arrangements issued by an Affiliate and guaranteed by the Issuer or any of its Restricted Subsidiaries or issued by the Issuer or any of its Restricted Subsidiaries for the benefit of an Affiliate, in each case to the extent that a substantial majority of the land or lots that are the subject of such bonds or letters of credit will be sold to the Issuer or a Restricted Subsidiary.

SECTION 4.16. Limitations on Liens.

          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

          (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such

     Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

          (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.17. Limitations on Asset Sales.

          The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (1) the Issuer or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale; and

          (2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

          For purposes of clause (2) of the preceding paragraph, the following shall be deemed to be cash:

          (a) the amount (without duplication) of any Indebtedness shown on the face of the Issuer's or such Restricted Subsidiary's most recent consolidated or combined balance sheet (other than contingent liabilities and Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

          (b) the amount of any securities, notes or other obligations received from such transferee that are converted by the Issuer or such Restricted Subsidiary to cash or Cash Equivalents (to the extent of the cash or Cash Equivalents actually so received within 90 days after receipt thereof), and

          (c) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged primarily in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in a Permitted Business.

          If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

          (1) repay any Senior Debt; and/or

          (2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged primarily in a Permitted Business, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Issuer or any Restricted Subsidiary in a Permitted Business;

provided that pending the final application of any such Net Available Proceeds in accordance with clause (1) and/or (2) above, the Issuer and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Proceeds in Cash Equivalents. The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "EXCESS PROCEEDS."

          On or before the 366th day after an Asset Sale, if the aggregate amount of Excess Proceeds equals or exceeds $7.5 million, the Issuer and the Co-Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer or the Co-Issuer the provisions of which require the Issuer or the Co-Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (1) the Issuer and the Co-Issuer shall (a) make an offer to purchase (a "NET PROCEEDS OFFER") to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds;

          (2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "PARI PASSU INDEBTEDNESS PRICE") shall be as set forth in the related documentation governing such Indebtedness;

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased shall be selected on a pro rata basis; and

          (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

          To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

          Each Net Proceeds Offer shall remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "NET PROCEEDS OFFER PERIOD"). No later than five Business Days after the termination of the Net Proceeds Offer Period (the "NET PROCEEDS PURCHASE DATE"), the Issuer shall purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this
Section 4.17 (the "NET PROCEEDS OFFER AMOUNT") or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

          Upon the commencement of a Net Proceeds Offer, the Issuer shall send (or cause to be sent), by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Notes pursuant to the Net Proceeds Offer. Any Net Proceeds Offer shall be made to all Holders. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

          (1) that the Net Proceeds Offer is being made pursuant to this Section 4.17;

          (2) the Net Proceeds Offer Amount and the Net Proceeds Purchase Date;

          (3) that any Notes not tendered or accepted for payment shall continue to accrue interest;

          (4) that, unless the Issuer and the Co-Issuer default in making such payment, any Notes accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Purchase Date;

          (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer shall be required to surrender the Note, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer, to the Issuer, a depository, if appointed by the Issuer, or the Paying Agent at the address specified in the notice at least three days before the Net Proceeds Purchase Date;

          (6) that Holders shall be entitled to withdraw their election if the Issuer, the Depository or the Paying Agent, as the case may be, receives, not later than the second Business Day prior to the Net Proceeds Purchase Date, a notice setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Net Proceeds Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or integral multiples thereof, shall be purchased);

          (8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

          (9) all other procedures, if any, determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes purchased in the Net Proceeds Offer.

          If the purchase date of Notes pursuant to a Net Proceeds Offer is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

          In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.17, and the successor shall comply with the provisions of this
Section 4.17 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

          The Issuer and the Co-Issuer shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.17, the Issuer and the Co-Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.17 by virtue of this compliance.

SECTION 4.18. Limitations on Designation of Unrestricted Subsidiaries.

          The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an "Unrestricted Subsidiary" under this Indenture (a "DESIGNATION"), provided that:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to
     Section 4.12, in either case, in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

          No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt, except to the extent that credit support of, or guarantee by, the Issuer or any Restricted Subsidiary may be incurred as Indebtedness and as an Investment under this Indenture;

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable in any material respect to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary; and

          (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results, unless the maximum amount of such obligation is treated as an Investment and such Investment is not prohibited under this Indenture at the time of the giving of such obligation.

          If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary, Liens on assets, agreements containing Restrictions, Affiliate Transactions and Investments of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary as of such date and, if the Indebtedness is not permitted to be incurred or made under Section 4.10 or the Lien is not permitted under Section 4.16 or the Investment is not permitted to be made under Section 4.12 or the agreement containing such Restrictions is not permitted under Section 4.14 or the Affiliate Transaction is not permitted under Section 4.15 or such Subsidiary is otherwise not in compliance with this Indenture, the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.

          The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "REDESIGNATION"; and "REDESIGNATE" shall have the correlative meaning) only if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

          All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.


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

SECTION 4.19. Additional Note Guarantees.

          If, after the Issue Date, (a) any Restricted Subsidiary (including any newly formed, newly acquired or newly Redesignated Restricted Subsidiary) guarantees any Indebtedness of the Issuer or (b) the Issuer otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in each such case, the Issuer shall cause such Restricted Subsidiary to promptly:

          (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

          (2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

          The obligations of a Guarantor under its Note Guarantee shall be limited as necessary to prevent its Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

          Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

          Notwithstanding the preceding paragraph, any Note Guarantee of a Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances set forth in
Section 11.05. The form of the Note Guarantee is attached hereto as Exhibit E.

SECTION 4.20. Limitation on Activities of the Co-Issuer.

          The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under Section 4.10; provided, however, that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Issuer nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

                                  ARTICLE FIVE

                            MERGER AND CONSOLIDATION

SECTION 5.01. Limitations on Mergers, Consolidations, Etc.

          The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger that satisfies the requirements of clause
(1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of formation to another state of the United States or to change its status to a corporation), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) Liquidate unless, in either case:

          (1)  either:

               (a) the Issuer will be the surviving or continuing Person; or

               (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided, however, that at any time the Successor is a limited liability company or a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

          (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

          (3) immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

          For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.


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

          The Co-Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Co-Issuer or (b) Liquidate unless, in either case:

          (1) either:

               (a) the Co-Issuer will be the surviving or continuing Person; or

               (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Liquidation, any Person to which assets are transferred) (collectively, the "CO-ISSUER SUCCESSOR") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Co-Issuer Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Co-Issuer under the Notes, this Indenture and the Registration Rights Agreement; and

          (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
     (1)(b) above, no Default shall have occurred and be continuing.

          Except as provided in Section 11.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

          (1) either:

               (a) such Guarantor will be the surviving or continuing Person; or

               (b) the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

          (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

          Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with the foregoing, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, as the case may be, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the Person to which the sale, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor, as the case may be, under this Indenture, the Registration Rights Agreement, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a sale, lease, transfer, conveyance or other disposition, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's, the Co-Issuer's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

          Notwithstanding the foregoing, any Restricted Subsidiary (other than the Co-Issuer) may merge into, or sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets to, the Issuer (with the Issuer being the surviving or continuing Person, in the case of a merger) or another Restricted Subsidiary, except that (X) a Guarantor and a non-Guarantor Restricted Subsidiary may not merge or consolidate without complying with clause
(1) of the fourth paragraph of this Section 5.01 and (y) a Guarantor may not sell, lease, transfer, convey or otherwise dispose of all or substantially all of its assets to a non-Guarantor Restricted Subsidiary unless such non-Guarantor Restricted Subsidiary assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement.

          The Issuer and the Co-Issuer will deliver to the Trustee prior to the consummation of each proposed transaction referred to in this Section 5.01 an Officers' Certificate that the conditions set forth above are satisfied and an Opinion of Counsel that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

          Each of the following is an Event of Default (each an "EVENT OF DEFAULT"):

          (1) failure by the Issuer and the Co-Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (2) failure by the Issuer and the Co-Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (3) failure by the Issuer to comply with any of its agreements or covenants of Section 5.01;

          (4) failure by the Issuer to comply with any of its obligations under Sections 4.05 or 4.08 through 4.20, inclusive (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above), for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (5) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (6) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries or Non-Recourse Indebtedness to the extent such default is not due to the default by the Issuer or any Guarantor) whether such Indebtedness now exists or is incurred after the Issue Date, which default:

               (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

               (b) results in the acceleration of such Indebtedness prior to its express final maturity, or

               (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a),
     (b) or (c) has occurred and is continuing, aggregates $5.0 million or more;

          (7) one or more judgments or orders (except to the extent such judgments or orders are in respect of Non-Recourse Indebtedness) that exceed $5.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 90 days of being entered;

          (8) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

               (d) makes a general assignment for the benefit of its creditors;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Issuer, the Co-Issuer or any Significant Subsidiary as debtor in an involuntary case,

               (b) appoints a Custodian of the Issuer, the Co-Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

               (c) orders the liquidation of the Issuer, the Co-Issuer or any Significant Subsidiary,

     and the order or decree remains unstayed and in effect for 90 days; or

          (10) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02. Acceleration.

          If an Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Issuer) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture; provided the Trustee has been paid its reasonable compensation due under this Indenture and reimbursed for its reasonable expenses and disbursements in accordance with this Indenture. If an Event of Default specified in clause (8) or (9) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

SECTION 6.03. Other Remedies.

          If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

          The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Note, and (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 6.05. Control by Majority.

          The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

          Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 30 days after the receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 30-day period.

          A Noteholder may not use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).

SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

          If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Issuers, their respective creditors or their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and

          Fourth: to the Issuers or, if applicable, the Guarantors, as their respective interests may appear.

          The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.


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

SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (m) The Trustee may request that the Issuer and/or the Co-Issuer deliver an Incumbency Certificate, substantially in the form of Exhibit F hereto, or such other form as is reasonably acceptable to the Trustee, setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their respective Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.


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

SECTION 7.04. Trustee's Disclaimer.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

          The Trustee shall, within 60 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with May 15, 2006, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

          A copy of each report at the time of its mailing to Noteholders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

          The Issuer shall notify the Trustee if the Notes become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

          The Issuers and the Guarantors agree jointly and severally to pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by any of them in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

          The Issuers and the Guarantors agree jointly and severally to indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and


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

directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have one firm of separate counsel and the Issuers and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuers and the Guarantors will not be required to pay fees and expenses of such separate counsel if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), they assume the Trustee's defense and there is no conflict of interest between the Issuers and the Guarantors, on the one hand, and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee and there is no legal defense available to the Trustee that is different from or in addition to those available to the Issuers and/or the Guarantors. The Issuers and the Guarantors need not pay for any settlement made without their written consent. The Issuer and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Issuers and the Guarantors under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section 11.02 except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(8) or (9) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

          Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

          The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation or national association is otherwise eligible hereunder, be the successor Trustee; provided that such corporation or national association shall be otherwise qualified and eligible under this Article Seven.


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

SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuers and any other obligor of the Notes.

SECTION 7.11. Preferential Collection of Claims Against the Issuers.

          The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Indenture.

          The Issuers may terminate their obligations and the obligations of the Guarantors under the Notes, the Note Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 8.01, if:

          (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable or will become due and payable within one year or (ii) will be called for redemption within one year under arrangements satisfactory to the Trustee or have been called for redemption in accordance with Article Three hereof, and, in any case, the Issuers have irrevocably deposited or caused to be deposited with the Trustee trust funds in trust, solely for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,


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

          (b) the Issuer and the Co-Issuer have paid all sums payable by them under this Indenture, and

          (c) the Issuer and the Co-Issuer have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

          In addition, in the case of clause (2), the Issuer must deliver an Officers' Certificate and an Opinion of Counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with. After such delivery or irrevocable deposit, the Trustee shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Note Guarantees and this Indenture except for those surviving obligations specified below.

          Subject to the next sentence and notwithstanding the foregoing paragraph, in the case of clause (2), the Issuers' respective obligations in Sections 2.05 (with respect to the Issuer only), 2.06, 2.07, 4.01, 4.02, 4.03 (with respect to the Issuers only), 7.07, 8.05 and 8.06 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Issuers' respective obligations in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02. Legal Defeasance.

          The Issuers may, at their option and at any time, by Board Resolutions of the Boards of Directors of the Issuer and the Co-Issuer, be discharged from their obligations with respect to the Notes and have the Guarantors be discharged from their obligations under the Note Guarantees on the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned and all obligations of the Guarantors under the Note Guarantees and this Indenture shall be deemed satisfied and discharged (and the Trustee, at the expense of the Issuers, shall, subject to Section 8.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 8.05 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.10, 2.11, 4.02 and 4.03 (with respect to the Issuers only), (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (D) the provisions of this Article Eight applicable to Legal Defeasance. Subject to compliance with this Article Eight, the Issuers may exercise their option under this Section 8.02 with respect to the Notes notwithstanding the prior exercise of their option under Section 8.03 with respect to the Notes.

SECTION 8.03. Covenant Defeasance.

          At the option of the Issuers at any time, pursuant to Board Resolutions of the Boards of Directors of the Issuer and the Co-Issuer, (x) the Issuers and the Guarantors shall be released from their respective obligations under Sections 4.03 (other than with respect to the legal existence of the Issuers), 4.04, 4.05, 4.08 through 4.20, inclusive, clause (3) of the first paragraph of Section 5.01 and Article Eleven hereof and (y) Sections 6.01(6),
(7), (8) and (9) (provided that notwithstanding anything contained herein to the contrary, Sections 6.01(8) and (9) shall in no event cease to apply prior to the date that is 91 days following the deposit referred to in Section 8.04(1)) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"). For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly, by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document (and such omission to comply shall not constitute an Event of Default under Section 6.01), but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 8.04. Conditions to Defeasance or Covenant Defeasance.

          The following shall be the conditions to application of Section 8.02 or Section 8.03 to the outstanding Notes:

          (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

          (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling, or

               (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

     in either case to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under any other material agreement or instrument to which the Issuer, the Co-Issuer or any of their respective Subsidiaries is a party or by which the Issuer, the Co-Issuer or any of their respective Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),

          (6) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by them with the intent of preferring the Holders over any other of their creditors or with the intent of defeating, hindering, delaying or defrauding any other of their creditors or others, and

          (7) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or
     (3) and (5) of this paragraph have been complied with.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers' obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 8.05. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money, U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section
8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money, U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's respective obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07. Moneys Held by Paying Agent.

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 8.04, to the Issuer (or, if such moneys had been deposited by the Co-Issuer or the Guarantors, to such Co-Issuer or Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 8.08. Moneys Held by Trustee.

          Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall, upon request, be repaid to the Issuer (or, if appropriate, the Co-Issuer or the Guarantors), or if such moneys are then held by the Issuer, the Co-Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer, the Co-Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, the Co-Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuer, the Co-Issuer or the Guarantors or the release of any money held in trust by the Issuer, the Co-Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer, the Co-Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

          The Issuer, the Co-Issuer, the Guarantors and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without consent of any Holder:

          (1) to provide for the assumption of the Issuer's, the Co-Issuer's or a Guarantor's obligations to the Holders pursuant to Section 5.01;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) cure any ambiguity, omission, defect or inconsistency;

          (4) to add guarantees with respect to the Notes or release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

          (5) to secure the Notes;

          (6) to add covenants of the Issuer or the Co-Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer or the Co-Issuer;

          (7) to provide for the issuance of Exchange Notes and Note Guarantees in respect thereof;

          (8) to maintain the qualification of this Indenture under the TIA; or

          (9) to make any other change that does not materially adversely affect the rights of any Holder hereunder.

          The Trustee is hereby authorized to join with the Issuer, the Co-Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 9.02. With Consent of Holders.

          This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in aggregate principal amount of the Notes then outstanding; provided, however, that:

          (a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligations of the Issuer and the Co-Issuer under Section 4.09 or the related definitions that could adversely affect the rights of any Holder; and

          (b) without the consent of each Holder affected, the Issuer and the Trustee may not (with respect to Notes held by a non-consenting Holder):

               (1) change the maturity of the Notes;

               (2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

               (3) reduce any premium payable upon redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

               (4) make any Note payable in money or currency other than that stated in the Notes;

               (5) modify or change any provision of this Indenture or the Notes or the related definitions affecting the subordination or ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

               (6) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver to this Indenture or the Notes;

               (7) waive a Default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

               (8) impair the rights of Holders to receive payments of principal of or interest on the Notes on or after the due date thereof or to institute suit for the enforcement of any payment on the Notes;

               (9) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

               (10) make any change in this Section 9.02.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

          Upon the written request of the Issuers, accompanied by Board Resolutions of each Issuer authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuer, the Co-Issuer and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.03. Compliance with TIA.

          From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Issuer received before the date on which such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with the terms thereof (or if silent as to effectiveness, on the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Issuer shall inform the Trustee in writing of the fixed record date if applicable.

          After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (10) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Issuer and/or Co-Issuer may require the Holder of the Note to deliver it to the Trustee. The Issuer and the Co-Issuer shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers' expense. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee To Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officers' Certificate, each stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Issuer and the Co-Issuer, enforceable in accordance with its terms, and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with. Such Opinion of Counsel shall be at the expense of the Issuers.

                                   ARTICLE TEN

                             SUBORDINATION OF NOTES

SECTION 10.01. Notes Subordinated to Senior Debt.

          Anything herein to the contrary notwithstanding, each Issuer, for itself and its successors, and each Holder, by his or her acceptance of Notes, agrees that the payment of all Obligations owing to the Holders in respect of the Notes is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations due in respect of Senior Debt (including the Obligations with respect to the Credit Facilities, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding anything contained in this Article Ten to the contrary, payments and distributions (A) of Permitted Junior Securities and
(B) made relating to the Notes from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facilities or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten or
Section 11.02 of this Indenture when made.

          This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Senior Debt Is in Default.

          (a) If any default occurs and is continuing in the payment when due (after any applicable grace period), whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees with respect to, any Senior Debt (a "PAYMENT DEFAULT"), then no payment or distribution of any kind or character (other than in Permitted Junior Securities) shall be made by or on behalf of the Issuer, the Co-Issuer or any other Person on its or their behalf with respect to any Obligations on or relating to the Notes or to acquire any of the Notes for cash or assets or otherwise until the date on which all such defaults are cured or waived.

          (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt gives notice of the Non-Payment Default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of (1) 179 days after the date on which the applicable Payment Blockage Notice is received, (2) the date on which all such Non-Payment Defaults have been cured or waived or cease to exist and (3) the date on which the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period, unless the maturity of any Designated Senior Debt has been accelerated, neither the Issuer nor the Co-Issuer shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Notes or (y) acquire any of the Notes for cash or assets or otherwise. Notwithstanding anything herein to the contrary, no new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and at least 181 consecutive days have elapsed during such 360-day period during which no Payment Blockage Notice was in effect. For all purposes of this Section 10.02(b), no Non-Payment Default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period ending after the date of delivery of such Payment Blockage Notice that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose.

          (c) The foregoing Sections 10.02(a) and (b) shall not apply to payments and distributions (A) of Permitted Junior Securities and (B) made relating to the Notes from the trust established pursuant to Article Eight, so long as, with respect to (B), (i) the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Facilities or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust and (ii) such payments and distributions did not violate the provisions of this Article Ten when made.

          (d) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by the foregoing provisions of this Section 10.02, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts outstanding on the Senior Debt, if any, received from the holders of the Senior Debt (or their Representatives).

          Nothing contained in this Article Ten shall limit the right of the Trustee or Holders to take any action to accelerate the maturity of the Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 10.03. Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of the Issuer or Co-Issuer.

          (a) Upon any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or the Co-Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or the Co-Issuer or their respective assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character (other than Permitted Junior Securities) is made on account of any Obligations on or relating to the Notes, or for the acquisition of any of the Notes for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or the Co-Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

          (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer or the Co-Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

          It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer's or the Co-Issuer's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, shall have no force or effect for purposes of the subordination provisions contained in this

Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

          (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer or the Co-Issuer of any kind or character, whether in cash, assets or securities, shall be received by any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Senior Debt, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

          (d) The consolidation of the Issuer or the Co-Issuer with, or the merger of the Issuer or the Co-Issuer with or into, another Person or the liquidation or dissolution of the Issuer or the Co-Issuer following the conveyance or transfer of all or substantially all of its assets to another Person upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's or the Co-Issuer's, as the case may be, obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Made Prior to Dissolution.

          Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuers, except under the conditions described in Sections
10.02 and 10.03, from making payments at any time for the purpose of making payments of principal of and interest on the Notes, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Notes to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer or the Co-Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

          Subject to the payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of holders of such Senior Debt, of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer and the Co-Issuer applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer or the Co-Issuer, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Issuers and the Holders, be deemed to be a payment by the Issuers to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Issuers Unconditional.

          Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, the Co-Issuer, their respective creditors other than the holders of Senior Debt, and the Holders, the obligations of the Issuers, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and respective creditors of the Issuer and the Co-Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Issuer or the Co-Issuer received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.

          The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

          Upon any payment or distribution of assets of the Issuer or the Co-Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer or the Co-Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.

          The Trustee and any agent of the Issuer, the Co-Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

          Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Debt.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or the Co-Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer or the Co-Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer, the Co-Issuer and any other Person.

SECTION 10.11. Noteholders Authorize Trustee To Effectuate Subordination of
Notes.

          Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between holders of Senior Debt and Holders, the subordination provided in this Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer or the Co-Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer or the Co-Issuer, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

          If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To Prevent Events of Default.

          The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. Trustee's Compensation Not Prejudiced.

          Nothing in this Article Ten will apply to amounts due to the Trustee (other than payments of Obligations owing to Holders in respect of Notes) pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                                 NOTE GUARANTEE

SECTION 11.01. Unconditional Guarantee.

          Subject to the provisions of this Article Eleven, each of the Guarantors, by execution of this Indenture or any supplemental indenture hereto executed in accordance with Article Nine, hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a)
(x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Issuers and all other obligations of the other Guarantors (including under the Note Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuers to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.

          Each of the Guarantors hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer or the Co-Issuer, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer or the Co-Issuer, any right to require a proceeding first against the Issuer or the Co-Issuer, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and its Note Guarantee. Each Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or the Co-Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Co-Issuer or such Guarantor, any amount paid by the Issuer or the Co-Issuer or such Guarantor to the Trustee or such Holder, the Note Guarantee of each Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of its Note Guarantee.

SECTION 11.02. Subordination of Note Guarantee.

          The obligations of each Guarantor under its Note Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or cash equivalents, or such payment duly provided for to the satisfaction of the holders of such Guarantor Senior Debt, of the Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

SECTION 11.03. Limitation on Guarantor Liability.

          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

          Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

SECTION 11.04. Execution and Delivery of Note Guarantee.

          To further evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Note Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note or that such Guarantor has not executed a notation of such Note Guarantee substantially in the form of Exhibit E.

          Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

          If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor's Note Guarantee of such Note shall nevertheless be valid.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05. Release of a Guarantor.

          A Guarantor shall be released from its obligations under its Note Guarantee and its obligations under this Indenture and the Registration Rights
Agreement:

          (1) in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of such Guarantor then held by the Issuer, the Co-Issuer and the Restricted Subsidiaries; provided, however, that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with Section 4.17, to the extent required thereby (it being understood that only such portion of the Net Available Proceeds as is required to be applied on or before the date of such release in accordance with Section
     4.17 needs to be applied in accordance therewith at such time);

          (2) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of this Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

          (3) if such Guarantor shall not guarantee any Indebtedness of the Issuer, the Co-Issuer or the Restricted Subsidiaries (other than if such Guarantor no longer guarantees any Indebtedness of the Issuer, the Co-Issuer, or the Restricted Subsidiaries as a result of payment of such guaranteed Indebtedness); provided that a Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not under Section
     4.10 be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor; or

          (4) in accordance with the discharge, release or defeasance provisions of Sections 8.01, 8.02 and/or 8.03.

          The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Note Guarantee and this Indenture upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

SECTION 11.06. Waiver of Subrogation.

          Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer or the Co-Issuer that arise from the existence, payment, performance or enforcement of the Issuers' obligations under the Notes or this Indenture and such Guarantor's obligations under its Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer or the Co-Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer or the Co-Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Notes, this Indenture or any other document or instrument delivered under or in connection with such agreements or instruments shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07. Immediate Payment.

          Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.02. Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by first-class mail, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Issuer, the Co-Issuer or a Guarantor:

          Stanley-Martin Communities, LLC
          1881 Campus Commons Drive
          Suite 101
          Reston, VA 20191
          Attention: Stuart M. Ginsberg, Esq.
          Telecopier: (703) 715-8078

     with a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, NY 10017
          Attention: John Tehan, Esq. and
                     Avrohom J. Kess, Esq.
          Telecopier: (212) 455-2502

     if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8W
          New York, NY 10286
          Attention: Corporate Trust Administration
          Telecopier: (212) 815-5707
     with a copy to:

          Emmet, Marvin & Martin, LLP
          120 Broadway
          New York, NY 10271
          Attention: Irving C. Apar, Esq.
          Telecopier: (212) 238-3100

          Each of the Issuer, the Co-Issuer, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer, the Co-Issuer, the Guarantors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Issuer, the Co-Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Issuer or the Co-Issuer to the Trustee to take any action under this Indenture, the Trustee shall be entitled to receive upon its request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer and the Co-Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

          If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. Governing Law; Waiver of Jury Trial.

          THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          EACH OF THE ISSUER, THE CO-ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of any Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

          No director, manager, officer, employee, incorporator, member or stockholder of the Issuer, the Co-Issuer or any Guarantor will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 12.11. Successors.

          All agreements of the Issuer, the Co-Issuer and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

          In case any one or more of the provisions in this Indenture, in the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14. Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                        STANLEY-MARTIN COMMUNITIES, LLC,
                                        as Issuer


                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

                                        STANLEY-MARTIN FINANCING CORP.,
                                        as Co-Issuer

                                        By: /s/ Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

                                        BEECH GROVE NEIGHBORHOODS, LLC
                                        BRAM NEIGHBORHOODS, LLC
                                        BRAM III NEIGHBORHOODS, LLC
                                        COLES RUN NEIGHBORHOODS, LLC
                                        FAIR OAKS NEIGHBORHOODS, LLC
                                        GLENKIRK NEIGHBORHOODS, LLC
                                        GLYNN TARRA ESTATES, LLC
                                        KF NEIGHBORHOODS, LLC
                                        KF II NEIGHBORHOODS, LLC
                                        LANDMARK NEIGHBORHOODS, LLC
                                        MARUMSCO NEIGHBORHOODS, LLC
                                        NEIGHBORHOODS CAPITAL, LLC
                                        NEIGHBORHOODS I, LLC
                                        NEIGHBORHOODS II, LLC
                                        NEIGHBORHOODS III, LLC
                                        NEIGHBORHOODS IV, LLC
                                        NEIGHBORHOODS V, LLC
                                        NEIGHBORHOODS VI, LLC
                                        OLD DOMINION NEIGHBORHOODS, LLC
                                        SPRING PARK NEIGHBORHOODS, LLC
                                        WALL NEIGHBORHOODS, LLC
                                        WILDEWOOD NEIGHBORHOODS, LLC
                                        ZION NEIGHBORHOODS, LLC


                                        By: Steven B. Alloy
                                            ------------------------------------
                                        Name: Steven B. Alloy
                                        Title: President

                                        THE BANK OF NEW YORK, as Trustee


                                        By: Kisha A. Holder
                                            ------------------------------------
                                        Name: Kisha A. Holder
                                        Title: Assistant Vice President

                                                                       EXHIBIT A

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                         STANLEY-MARTIN COMMUNITIES, LLC
                         STANLEY-MARTIN FINANCING CORP.
                    9-3/4% Senior Subordinated Notes due 2015

                                                                   CUSIP No. ___

No. ______                                                             $________

          STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), and STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER"), for value received promise to pay to CEDE & CO. or its registered assigns the principal sum of $____________ [(subject to the Schedule of Exchange of Interests in the Global Note)](1) on August 15, 2015.

          Interest Payment Dates: February 15 and August 15, commencing February 15, 2006.

          Record Dates: February 1 and August 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

----------
(1)  To be included only if the Note is issued in global form.

          IN WITNESS WHEREOF, the Issuer and the Co-Issuer have caused this Note to be signed manually or by facsimile by their duly authorized Officers.

                                        STANLEY-MARTIN COMMUNITIES, LLC,
                                        as Issuer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        STANLEY-MARTIN FINANCING CORP.,
                                        as Co-Issuer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

          This is one of the 9-3/4% Senior Subordinated Notes due 2015 described in the within-mentioned Indenture.

Dated:

                                        THE BANK OF NEW YORK,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                (Reverse of Note)

                    9-3/4% Senior Subordinated Notes due 2015

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          SECTION 1. Interest. The Issuer and the Co-Issuer promise to pay interest on the principal amount of this Note at 9.750% per annum from August 10, 2005 until maturity. The Issuers will pay interest semi-annually on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), commencing February 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest, without regard to any applicable grace periods, at the rate of 1.0% per annum in excess of the interest rate applicable to the Notes from time to time. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples thereof. The Issuers shall pay principal, premium, if any, and interest on the Notes in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that if a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the Record Date, the Issuer and Co-Issuer shall make all payments on such Holder's Notes in accordance with such instructions. Until otherwise designated by the Issuer, the Issuers' office or agency in New York will be the office of the Trustee maintained for such purpose.

          SECTION 3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Restricted Subsidiaries may act in any such capacity.

          SECTION 4. Indenture and Subordination. The Issuers issued the Notes under an Indenture dated as of August 10, 2005 ("INDENTURE") by and among the Issuer, the Co-Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt.

          SECTION 5. Optional Redemption. Except as set forth in Section 6 below, the Notes may not be redeemed prior to August 15, 2010. At any time or from time to time on or after August 15, 2010, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning August 15 of the years indicated:

                            OPTIONAL
YEAR                    REDEMPTION PRICE
----                    ----------------
2010.................       104.875%
2011.................       103.250%
2012.................       101.625%
2013 and thereafter..       100.000%

          SECTION 6.Equity Issuance Redemption. At any time or from time to time prior to August 15, 2008, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes, if any), issued under the Indenture with the net cash proceeds of one or more Equity Offerings by the Issuer or with the net cash proceeds of one or more Equity Offerings by Holdings that are contributed to the Issuer as common equity capital at a redemption price equal to 109.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that (1) at least 65% of the aggregate principal amount of Notes (including Additional Notes, if any), issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Equity Offering.

          SECTION 7. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except as set forth in the Indenture. Notes in denominations larger than $2,000 may be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

          SECTION 8. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 9 hereof shall not be deemed a redemption. The Issuers shall not be required to make mandatory redemption payments with respect to the Notes.

          SECTION 9. Repurchase at Option of Holder. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale or upon the Issuer's Consolidated Tangible Net Worth being below the Minimum Tangible Net Worth at the end of two consecutive fiscal quarters and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

          SECTION 10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $2,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Issuer, the Co-Issuer nor the Registrar is required to transfer or exchange any Note selected for redemption. Neither the Issuer, the Co-Issuer nor the Registrar is required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

          SECTION 11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

          SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default under, or compliance with, any provision of the Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and/or the Note Guarantees to, among other things, cure any ambiguity or omission, defect or inconsistency in the Indenture, provide for uncertificated Notes in addition to or in place of certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder of a Note.

          SECTION 13. Defaults and Remedies. If a Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of a Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Issuer, the Co-Issuer or a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if a committee of its Responsible Officers determines in good faith that withholding notice is in the interest of the Holders. Subject to certain conditions, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, or the premium on, the Notes.

          SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Issuer and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Issuer, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The covenants are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such covenants.

          SECTION 15. No Recourse Against Others. No director, manager, officer, employee, incorporator, member or stockholder of the Issuer, the Co-Issuer, or any Guarantor will have any liability for any obligations of the Issuer or the Co-Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

          SECTION 16. Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

          SECTION 17. Trustee Dealings with the Issuers. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their respective Subsidiaries or their respective Affiliates as if it were not the Trustee.

          SECTION 18. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          SECTION 19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          SECTION 20. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Issuer, the Co-Issuer and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 9-3/4% Senior Subordinated Note due 2015 of the Issuers which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note (except that such note shall not be entitled to Additional Interest or registration rights). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Notes are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(2)

          SECTION 21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          SECTION 22. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.

----------
(2) This Section not to appear on Exchange Notes or on Notes otherwise registered pursuant to the Securities Act.

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(3)

          The following exchanges of a part of this Global Note for an interest in another Global Note or Physical Notes, or exchanges in part of another Global Note or Physical Notes for an interest in this Global Note, have been made:

                                                          Principal Amount
                Amount of             Amount of                of this             Signature of
               decrease in           increase in             Global Note            authorized
 Date of     Principal Amount      Principal Amount        following such       officer of Trustee
Exchange   of this Global Note   of this Global Note   decrease (or increase)      or Custodian
--------   -------------------   -------------------   ----------------------   ------------------


----------
(3)  To be included only if the Note is issued in global form.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.


Dated:                                  Signed:
       ------------------------------           --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Note)


Signature Guarantee:
                     --------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the date following the second anniversary of the original issuance of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [Check One]

(1) ___  to any Issuer or a subsidiary thereof; or

(2) ___  pursuant to and in compliance with Rule 144A under the Securities Act;
         or

(3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ___ outside the United States to a non-"U.S. person" (as defined in Regulation S under the Securities Act) in compliance with Rule 904 of Regulation S under the Securities Act; or

(5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6) ___ pursuant to an effective registration statement under the Securities Act; or

(7) ___ pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933;

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of any Issuer as defined in Rule 144 under the Securities Act (an "AFFILIATE"):

          [ ]  The transferee is an Affiliate of any Issuer.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item
(3), (4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.


Dated:                                  Signed:
       ------------------------------           --------------------------------
                                                (Sign exactly as name appears on
                                                the other side of this Note)


Signature Guarantee:
                     --------------------------------------
                     Participant in a recognized Signature
                     Guarantee Medallion Program (or other
                     signature guarantor program reasonably
                     acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
       ------------------------------   ----------------------------------------
                                        NOTICE: To be executed by an executive
                                                officer

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.09, Section 4.13 or Section 4.17 of the Indenture, check the appropriate box:

          Section 4.09 [ ] Section 4.13 [ ] Section 4.17 [ ]

          If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.09, Section 4.13 or Section 4.17 of the Indenture, state the amount (in denominations of $2,000 and integral multiples thereof):
$___________


Dated:                                  Signed:
       -----------------                        --------------------------------
                                        (Sign exactly as name appears on the
                                        other side of this Note)


Signature Guarantee:
                                        ----------------------------------------
                                        Participant in a recognized Signature
                                        Guarantee Medallion Program (or other
                                        signature guarantor program reasonably
                                        acceptable to the Trustee)

                                                                       EXHIBIT B

                                 FORM OF LEGENDS

                           [Private Placement Legend]

     THIS NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED AND THE OFFERING MEMORANDUM PURSUANT TO WHICH THIS NOTE WAS ORIGINALLY SOLD. THE HOLDER OF THIS NOTE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY A PROPOSED TRANSFEREE OF THE NOTE OF THE RESALE RESTRICTIONS APPLICABLE TO THE NOTE.

                   [Temporary Regulation S Global Note Legend]

     BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE RULE 144A GLOBAL NOTE OR THE PERMANENT REGULATION S GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DOES NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903 OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE

REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF SUCH RESALE RESTRICTIONS, IF THEN APPLICABLE.

                            [Definitive Note Legend]

     IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                              [Global Note Legend]

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO STANLEY-MARTIN COMMUNITIES, LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL

INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY OR ITS NOMINEES OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

                                                                       EXHIBIT C

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

                                                                [_______], [___]

The Bank of New York
101 Barclay Street
Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

Ladies and Gentlemen:

          In connection with our proposed purchase of 9-3/4% Senior Subordinated Notes due 2015 (the "NOTES") of STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), and STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER" and together with the Issuer, the "ISSUERS"), we confirm that:

          1. We have received such information regarding the Issuers and the Guarantors as we have requested pursuant to Rule 144A or have determined not to request such information.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "INDENTURE") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuers or any of their respective subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Regulation S promulgated under the Securities Act to non-U.S. persons (as defined in

     Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available),
     (vi) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests) or (vii) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. Either (i) no portion of the assets used by us to acquire or hold Notes constitutes assets of an employee benefit plan that is subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plan, individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "SIMILAR LAWS"), or an entity whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement, or (ii) our purchase and holding of Notes will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Issuer such certification, legal opinions and other information as the Trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Issuers, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                               ___________, ____

The Bank of New York
101 Barclay Street
Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

Ladies and Gentlemen:

          In connection with our proposed sale of $______ aggregate principal amount of the 9-3/4% Senior Subordinated Notes due 2015 (the "NOTES") of STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), and STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER" and together with the Issuer, the "ISSUERS"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Issuers and counsel for the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                            Authorized Signature

                                                                       EXHIBIT E

                                 NOTE GUARANTEE

          For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payment in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Issuer and the Co-Issuer under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 10, 2005, among STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER"), the Guarantors named therein and THE BANK OF NEW YORK, as trustee (the "TRUSTEE"), as amended or supplemented (the "INDENTURE").

          The obligations of the undersigned to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

          No director, manager, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of the Guarantors under the Guarantors' Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.

          This Note Guarantee is subordinated in right of payment, in the manner and to the extent set forth in Article Eleven of the Indenture, to the prior payment in full in cash or Cash Equivalents of all Guarantor Senior Debt, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

          THIS NOTE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          This Note Guarantee is subject to release upon the terms set forth in the Indenture.

          IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.

Date:
      ----------------

                                        [__________________]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT F

                             INCUMBENCY CERTIFICATE

          The undersigned, ______________, being the ___________ of
STANLEY-MARTIN COMMUNITIES, LLC, a Delaware limited liability company (the "ISSUER"), does hereby certify that the individuals listed below are qualified and acting officers of the Issuer and of STANLEY-MARTIN FINANCING CORP., a Delaware corporation (the "CO-ISSUER"), as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, THE BANK OF NEW YORK, as Trustee under the Indenture dated as of August 10, 2005, by and among the Issuer, the Co-Issuer, the Guarantors named therein and The Bank of New York.

Issuer:

Name                           Title                Signature
----                           -----                ---------


--------------------   --------------------   --------------------


--------------------   --------------------   --------------------


--------------------   --------------------   --------------------

Co-Issuer:

Name                           Title                Signature
----                           -----                ---------


--------------------   --------------------   --------------------


--------------------   --------------------   --------------------


--------------------   --------------------   --------------------

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the __ day of ______, 20__.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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